UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2012
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Sierra Pacific Power Company, d/b/a NV Energy (“SPPC”), and USG Nevada LLC (“USG Nevada”), a wholly owned subsidiary of U.S. Geothermal Inc. (the “Company”), entered into an Amended and Restated Long-Term Portfolio Energy Credit and Renewable Power Purchase Agreement on May 31, 2011 (the “Amended PPA”). Under the Amended PPA, SPPC will purchase up to 19.9 megawatts (net) of electricity generated from USG Nevada’s two power generation units at the San Emidio Project located in Washoe County, Nevada. The Amended PPA provides that SPPC will purchase electricity from USG Nevada at a base price of $89.75 per megawatt-hour, which will increase by one percent annually. The Amended PPA has a term that expires 25 years from January 1 immediately following the date of “commercial operation”, as defined in the Amended PPA, of the new Phase I power plant at the San Emidio Project. The Phase I power plant, which is an 8.6 megawatt (net) water cooled facility, achieved mechanical completion in December 2011 and is currently undergoing commissioning. The Company anticipates “commercial operation” will occur in late January 2012. The Public Utilities Commission of Nevada approved the Amended PPA on December 27, 2011.

Development of the Phase II power plant at the San Emidio Project has started with the initiation of production and injection well drilling at the site. It is expected that Phase II will utilize two to three existing injection wells and other infrastructure at the site that will be shared with Phase I. To allow for full power generation under the Amended PPA, an additional 3.9 megawatts of transmission capacity has been requested from the SPPC transmission group, which would expand output currently available under the existing 16 megawatt Small Generator Interconnection Agreement dated December 28, 2010 between USG Nevada and SPPC (the “Interconnection Agreement”).

Recent drilling for Phase II has identified a potential deeper, higher temperature production zone south of the current Phase I production wells, which is expected to expand the known reservoir boundary. Phase II is a planned 8.6 megawatt (net) air cooled power plant and is scheduled to be on line during the third quarter of 2013.

The foregoing description of the Amended PPA is not complete and is qualified in its entirety by reference to the full text of the Amended PPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

This Form 8-K contains certain forward-looking statements regarding anticipated commercial operation and development of the San Emidio Project. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that “commercial operation” may be delayed or may not occur, the SPPC may deny the request for expanded output under the Interconnection Agreement, and the results from exploration, production and injection well drilling and project finance negotiations underway at the San Emidio Project. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Long-Term Portfolio Energy Credit and Renewable Power Purchase Agreement dated May 31, 2011 between Sierra Pacific Power Company, d/b/a NV Energy, and USG Nevada LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2012	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer